                             ACKNOWLEDGMENT LETTER

The Board of Directors
Life Re Corporation

     We are aware of the incorporation by reference in the Registration Statement (Form S-8 Number 33-54138) pertaining to The Life Re Corporation Stock Investment Plan, the Registration Statement (Form S-8 No. 33-80251) pertaining to the Life Re Corporation Stock Option Plan, the Registration Statement (Form S-8 No. 33-80737) pertaining to the Life Re Corporation 1993 Non-Employee Directors Stock Option Plan and in the Registration Statement (Form S-3 No. 333-35031) pertaining to the registration of shares of common stock in connection with certain employees' restricted stock grant of our report dated October 29, 1998 relating to the unaudited condensed consolidated interim financial statements of Life Re Corporation that are included in its Form 10-Q for the quarter ended September 30, 1998.

                                          ERNST & YOUNG LLP

Stamford, Connecticut
November 10, 1998

                                       16